UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 9, 2012

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

DuPont will report its third quarter 2012 results on October 23, 2012. As a result of the planned DuPont Performance Coatings (DPC) divestiture that was announced on August 30, 2012, DuPont will report its third quarter results on a continuing operations basis, excluding DPC. To assist investors with this new presentation, below is a breakdown of earnings per share (EPS) from continuing operations and discontinued operations, excluding significant items, for the first and second quarters 2012:

	Three Months Ended March 31, 2012	Three Months Ended June 30, 2012
Diluted EPS from continuing operations, excluding significant items	$1.51	$1.40
Diluted EPS from discontinued operations	0.10	0.08
Diluted EPS, excluding significant items	$1.61	$1.48

Use of Non-GAAP Measures
Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedule A.

Item 7.01	Regulation FD Disclosure.

Included above and incorporated by reference herein is DuPont's breakdown of earnings per share from continuing operations and discontinued operations, excluding significant items, for the first and second quarters 2012.

Schedule A

Reconciliation of EPS from Continuing Operations

	Three Months Ended March 31, 2012	Three Months Ended June 30, 2012
Diluted EPS from continuing operations, excluding significant items	$1.51	$1.40
Significant items benefit (charge) included in EPS*	(0.04)	(0.23)
Diluted EPS from continuing operations (GAAP)	$1.47	$1.17

* For a description of significant items, refer to the company's earnings news releases filed on April 19, 2012 and July 24, 2012, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

October 9, 2012

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